CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of EXP World Holdings, Inc.  of our report dated October 9, 2018 related to the financial statements of VirBELA, LLC for the years ended December 31, 2017 and 2016 which appear in the Company’s 8-K filed with the Securities and Exchange Commission on January 21, 2019. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

WSRP, LLC

Salt Lake City, Utah

January 21, 2019